                                        ZORAN CORPORATION
                                        2041 Mission College Blvd.
                                        Santa Clara, CA  95054

CONTACT:

Dr. Levy Gerzberg
President and Chief Executive Officer
Ami Kraft
Chief Financial Officer
(408) 986-1314


FOR IMMEDIATE RELEASE


            ZORAN CORPORATION AND COMPCORE MULTIMEDIA ANNOUNCE
                     SUCCESSFUL COMPLETION OF MERGER

SANTA CLARA, CALIFORNIA--DECEMBER 30, 1996--Zoran Corporation (Nasdaq:ZRAN) and CompCore Multimedia, Inc. announced today that the combination of the two companies was successfully completed on December 27, 1996. Stockholders of both companies voted to approve the merger of CompCore with a wholly-owned subsidiary of Zoran at special meetings of stockholders held that day.

Zoran Corporation develops and markets integrated circuits and software for digital video and audio applications enabled by compression. Zoran's product line includes JPEG codecs, MPEG video decoders, and Dolby AC-3 and MPEG audio decoders. The company's integrated circuits are used in a variety of video and audio products addressing growing consumer multimedia markets. Current applications for Zoran products include professional and consumer video editing systems, PC-based and stand-alone video CD systems, DVD ROM and stand-alone players, digital audio systems, and filmless digital cameras. Founded in 1983, the company is headquartered in Santa Clara, California and has additional operations in Haifa, Israel.

CompCore Multimedia, Inc. provides MPEG 1 and MPEG 2 video and audio hardware designs to original equipment manufacturers. CompCore also offers compression software that runs on most standard workstations and PCs, enabling end-users to play MPEG 1 CDs and digital video disks (DVDs) on their personal computers without specialized hardware. CompCore was founded in 1993 and is based in Santa Clara, California.



                                     1